UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2018

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

As previously disclosed in the Company’s Current Report on Form 8-K filed on September 19, 2018 (the “Prior 8-K”), on September 18, 2018, Egalet Corporation (the “Company”) and its subsidiaries (the “Guarantors,” and together with the Company, the “Obligors”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with certain holders who hold approximately 94%  (the “Supporting Holders”) of the Company’s 13% Senior Secured Notes (the “13% Notes”) issued pursuant to the indenture (as amended, restated, supplemented or otherwise modified from time to time, the “13% Notes Indenture”), dated as of August 31, 2016, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee and collateral agent thereunder. Pursuant to the Forbearance Agreement, the Supporting Holders agreed, on the terms set forth therein, to forbear from exercising their rights and remedies under the 13% Notes Indenture and the related security documents until the earlier of (a) 11:59 p.m. New York City time on October 14, 2018 (the “Outside Time”) and (b) 5:01 p.m. New York City time on the first business day following the date on which an Event of Termination (as defined in the Forbearance Agreement) shall have occurred, with respect to certain potential events of default arising under Section 6.01(d) of the 13% Notes Indenture as a result of any failure by the Company to repurchase the Company’s 5.50% Convertible Senior Notes due 2020 tendered pursuant to the Tender Offer (as defined in the Prior 8-K) and related cross-defaults under the indenture governing the Company’s 6.50% Convertible Senior Notes due 2024.

On October 14, 2018, the Obligors and the Supporting Holders entered into an amendment (the “Amendment”) to the Forbearance Agreement to extend the Outside Time to 11:59 New York City time on October 21, 2018.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “potential,” “continue,” “seek to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each such forward-looking statement, the Company cautions you that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which it cannot be certain, including, but not limited to, risks related to: the Company’s previously disclosed, ongoing discussions regarding a potential restructuring of its obligations, a potential acquisition and other strategic alternatives and its ability to consummate any such transactions and/or address its long-term capital structure needs, including the likely need to seek bankruptcy protection; the ongoing Events of Default under the indentures governing the Company’s existing indebtedness and the ability of the Company’s creditors to accelerate the maturity of such indebtedness or otherwise exercise such creditors’ rights and remedies against the Company; the Company’s stock price and the liquidity of the trading market with respect thereto, including as a result of the likely need for the Company to seek bankruptcy protection and/or the potential recovery, if any, of such securities in any bankruptcy proceeding; the Company’s ability to recruit or retain key scientific or management personnel or to retain our executive officers, including as a result of most of its outstanding employee stock options being underwater; the Company’s ability to continue as a going concern; and general market conditions.  You should refer to the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC, which are incorporated herein by reference, for a discussion of additional important factors that may cause the Company’s actual results to differ materially from those expressed or implied by our forward-looking statements.  As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.  Furthermore, such forward-looking statements speak only as of the date of this report. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Amendment to Forbearance Agreement, dated October 14, 2018, by and among the Company, the Guarantors and the Supporting Holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2018	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer